Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 20, 2025 relating to the financial statements of Shimmick Corporation, appearing in the Annual Report on Form 10-K of Shimmick Corporation for the fiscal year ended January 3, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

July 3, 2025